OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP
                                505 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 753-7200


                                                     August 2, 1996






Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

                  Re:      Glasgal Communications, Inc.-
                           Registration Statement on Form S-3
                           ----------------------------------

Ladies and Gentlemen:

                  Reference is made to the Registration Statement on Form S-3 dated the date hereof (the "Registration Statement"), filed with the Securities and Exchange Commission by Glasgal Communications, Inc., a Delaware corporation (the "Company"). The Registration Statement relates to an aggregate of 300,000 shares (the "Shares") of common stock, par value $.001 per share (the "Common Stock"), all of which Shares are currently outstanding.

                  We advise you that we have examined originals or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation and By-laws of the Company, minutes of meetings of the Board of Directors and stockholders of the Company and such other documents, instruments and certificates of officers and representatives of the Company and public officials, and we have made such examination of the law, as we have deemed appropriate as the basis for the opinion hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of documents submitted to us as certified or photostatic copies.

                  Based upon the foregoing, we are of the opinion that the Shares have been duly and validly issued and are fully paid and non-assessable.

Securities and Exchange Commission
August 2, 1996
Page -2-


                  We advise you that Robert Frome is a member of this firm and holds options to purchase 38,293 shares of Common Stock of the Company. In addition, Robert Friedman, a member of this firm, is a director of the Company and holds options to purchase 87,146 shares of Common Stock of the Company.

                  We hereby  consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement.


                                   Very truly yours,


                                   /s/ OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP
                                   ------------------------------------------
                                       OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP